[LETTERHEAD OF PARKER CHAPIN FLATTAU & KLIMPL, LLP]


                                                         October 7, 1996


American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, New York  11726

Gentlemen:

           We have acted as counsel to American Biogenetic Sciences, Inc, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 30,000 shares of the Company's Class A Common Stock, $.001 par value, 5,000 shares of which are issued (the "Shares") and 25,000 shares of which may be issued upon the exercise of options (the "Options") that have been granted by the Company to Gladstone Partners ("Gladstone") and which may be sold by Gladstone following Gladstone's exercise of the Options (the "Option Shares").

           In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

           Based upon and subject to the foregoing, we are of the opinion that

                      (i) the Shares have been validly authorized and legally issued and are fully paid and non-assessable; and

                      (ii) the Option Shares, when paid for and issued upon the exercise of the Options in accordance with the terms and provisions the Options, will be validly issued, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP